EXHIBIT 23.1
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            CONSENT OF INDEPENDENT AUDITORS
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EuroSoft Corporation, Lake Worth, Florida
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We have issued our report dated April 11, 2000, relating to the financial statements of EuroSoft Corporation for the years ended December 31, 1999 and December 31, 1998 and the quarters ended March 31, 2000 and March 31, 1999 appearing in the Company's Form 8-K12G3. Such reports have been incorporated by reference in this Registration Statement.
We consent to the incorporation by reference in this Registration Statement on Form S-8 of the aforementioned reports and to the use of our name as it appears under the caption "Experts."
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Durland & Company, CPAs, P.A.
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By: /s/ Durland & Company, CPAs, P.A.
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        Durland & Company, CPAs, P.A.
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Palm Beach, Florida
June 2, 2000
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